Exhibit 99.1


Integrated Defense Technologies, Inc. (ticker: IDE, exchange: New York Stock Exchange) News Release - April 30, 2003
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Integrated Defense Technologies Announces Operating Results For First
Quarter 2003


Reports Record Q1 Revenue, Operating Income and Earnings Per Share; Reaffirms Guidance for 2003

HUNTSVILLE, Ala., April 30 /PRNewswire-FirstCall/ -- Integrated Defense Technologies, Inc. ("IDT") (NYSE: IDE) today reported operating results for its first quarter ended March 28, 2003.

For the first quarter of 2003, revenues increased 18% to $80.9 million versus $68.4 million in the comparable prior year period. This increase was primarily related to the acquisition of Signia that was completed in the fourth quarter of 2002 and led to a significant increase in revenue in IDT's Communications
& Surveillance Systems segment.

The Company earned net income for the quarter of $3.0 million, or $0.14 per share, compared to a net loss of $11.1 million, or ($0.70) per share, in the first quarter of 2002. The Company's first quarter 2002 results included charges totaling $20.7 million ($12.6 million after tax, or $0.80 per share) for debt retirement and refinancing concurrent with the Company's February 27, 2002 initial public offering.

Operating income for the quarter increased 20% to $7.6 million from $6.4 million in the first quarter of 2002. EBITDA (1) for the quarter increased 30% to $12.1 million, from $9.3 million in the comparable prior year period. EBITDA as a percentage of revenue increased to 14.9% in the quarter from 13.6% in the first quarter of 2002, primarily due to the favorable mix of higher margin sales resulting from the Signia acquisition.

Net cash flow from operating activities increased to $4.1 million for the first quarter of 2003 from ($2.9) million in the first quarter of 2002. The increase is primarily attributable to IDT's growth in operating earnings and the Company's continued focus on working capital management.

Bookings for the quarter totaled $85.3 million, a $15.0 million or 21% increase over the prior year period. Funded backlog at the end of the quarter was $288.4 million.

Thomas J. Keenan, CEO of Integrated Defense Technologies stated, "We are very pleased with our first quarter performance and we are on track to meet our stated goals for 2003. Our plan is traditionally weighted heavily toward the second half of the year, and the plan anticipated some first quarter flatness due to acceleration of the Abrams and Bradley programs in the comparable prior year period and a temporary program delay in our Electronic Combat Systems business. Bookings for the quarter, with the exception of a temporary delay in an Air Force program, met our expectations, and our cash flow from operations improved considerably compared to the first quarter of 2002. For 2003, we remain on plan to generate revenue of $400 - $410 million, EBITDA (1) of $64 - $67 million, and earnings per share of $1.01 - $1.11."

"Our performance in the quarter validates our strategy to focus on those areas considered a priority within the Department of Defense in the near- and long-term. We remain well positioned to grow profitably in our core markets and capitalize on exciting opportunities including the Army's Future Combat System and Hybrid Electric HMMWV program. Furthermore, the integration of the Signia business continues to progress well ahead of schedule, positioning it to significantly benefit from the planned increases in spending in the surveillance, intelligence and Homeland Security markets," Keenan concluded.

Significant contract wins for the quarter include:

* a $6.4 million sole source contract with the Royal Jordanian Air Force (RJAF) for a complete Air Combat Training System.

* a $3.8 million contract for an additional ten shipsets of Station Keeping Equipment (SKE).

* a $2.6 million delivery order for the production of 29 sets of Common Support Functions Module (CSFM) hardware, in support of the U.S. Marines M1A1 Abrams Tank and various CSFM spares for the U.S. Army and Egypt's co-production office.

* a $3.2 million award by TACOM-Rock Island, Illinois for the continuation of the Chassis Modernization/Embedded Diagnostics Program.

* a $6.5 million contract from TACOM-Rock Island, Illinois to produce Embedded Diagnostics Systems and Diagnostic Processor Assemblies for the M1A1 Abrams AIM Tank, and

* a contract from the U.S. Army's Project Manager for Light Tactical Vehicles, through AM General for a Hybrid Electric HMMWV with an integrated energy management system to provide mobility and power for an OSD Technology Development Program. The contract for the first prototype system is valued at approximately $2.6 million.

IDT will provide an on-line, real-time webcast and rebroadcast of its first quarter results conference call to be held today, April 30, 2003, at 11:00 A.M. ET. Listeners may access the webcast at www.integrateddefense.com, www.streetevents.com, or www.companyboardroom.com. The dial-in-number to access this operator-assisted call is toll free 1-800-915-4836 or toll (International) 973-317-5319. The webcast replay will be available shortly after the conference call and will be available online for one week following the call. A telephone replay of the conference call will also be available from 1:00 P.M. ET on April 30 until May 6 at noon ET. To access this replay, call 1-800-428-6051
(or 973-709-2089 outside the U.S.), and enter the reservation number, 289362.

     Integrated Defense Technologies
     Summary Financial Information (Unaudited)

     First Quarter                                     2003            2002
     (In thousands, except per share amounts)

    Revenue                                          $80,899         $68,393
    Income from operations                             7,611           6,355
    Interest expense                                  (3,086)         (3,831)
    Refinancing costs                                    ---         (20,696)
    Other nonoperating income (expense), net             245              21
    Income tax benefit (expense)                      (1,741)          7,079
    Net income (loss)                                 $3,029        $(11,072)

    Net income (loss) per share
    - basic and diluted                                 $.14           $(.70)

    Weighted average shares outstanding
    - basic and diluted                               21,328          15,762

    EBITDA (1)                                       $12,062          $9,284



    Business Segment Information (Unaudited)           Income (loss)
    First Quarter 2003                        Total        from
    (In thousands)                           Revenue    operations   EBITDA (1)

    Electronic Combat Systems                $31,643      $2,875      $4,920
    Diagnostics & Power Systems               18,274       1,651       2,102
    Communications & Surveillance Systems     30,982       3,238       4,987
    All other                                    ---        (153)         53

    Total Company                            $80,899      $7,611     $12,062


    Business Segment Information (Unaudited)           Income (loss)
    First Quarter 2002                        Total        from
    (In thousands)                           Revenue    operations   EBITDA (1)

    Electronic Combat Systems                $32,221      $3,435      $5,223
    Diagnostics & Power Systems               21,685       1,747       2,177
    Communications & Surveillance Systems     14,232       1,590       2,069
    All other                                    255        (417)       (185)

    Total Company                            $68,393      $6,355      $9,284

    (1) The Company's EBITDA (earnings before interest, taxes, depreciation and amortization) represents income (loss) from operations plus depreciation and amortization expense. EBITDA is not a presentation made in accordance with accounting principles generally accepted in the United States ("U.S. GAAP"), and as such, it should not be considered in isolation or as a substitute for net income (loss), cash flows from operating activities or other income or cash flow statement data prepared in accordance with U.S. GAAP or as a measure of profitability or liquidity. EBITDA is the measure of segment profit or loss which is reviewed by the Company's Chief Executive Officer and Board of Directors, and as such, in accordance with the provisions of FASB Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information, it is the measure used for the Company's segment disclosures. The Company monitors EBITDA by segment to determine each segment's ability to satisfy its debt service, capital expenditure, and working capital requirements and because certain covenants in the Company's revolving credit and term loan facility are based upon similar measures. EBITDA does not fully consider the impact of investing or financing transactions as it specifically excludes depreciation and amortization charges, which should be considered in the overall evaluation of results. Additionally, the Company's EBITDA is not necessarily comparable to other similarly titled captions used by other companies. Reconciliations of EBITDA to operating income (loss) are presented in the supplemental financial tables included in this press release.


IDT Background Information

IDT is a developer and provider of advanced electronics and technology products to the defense and intelligence industries. IDT products are installed on or used in support of a wide array of military platforms to enhance their operational performance or extend their useful lives. IDT products are incorporated into approximately 250 programs, which, in turn, are installed on or support over 275 platforms. IDT employs more than 2,000 people throughout the United States and Canada.

Forward-Looking Statements

This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates, and projections about the Company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the following: changes in demand for the Company's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, difficulties encountered in the integration of acquired businesses and other risks discussed from time to time in the Company's Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, the availability of government funding, and general domestic and international business and political conditions. Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release, except to the extent required by applicable securities laws.


     Integrated Defense Technologies, Inc.
     First Quarter 2003

    (In thousands)                                    2003             2002

    Assets
        Cash                                        $12,840          $10,109
        Accounts receivable, net                    137,286          134,304
        Inventories, net                             21,538           20,242
        Prepaid expenses and other current assets     4,115            3,047
        Deferred income taxes                         6,526            6,456
               Total current assets                 182,305          174,158
        Property and equipment, net                  61,018           62,002
        Goodwill, net                               142,124          143,809
        Other intangible assets, net                 55,363           55,963
        Deferred income taxes                         1,311            2,987
        Other assets                                  8,393            8,781
               Total Assets                        $450,514         $447,700

    Liabilities and Stockholders' Equity
        Revolving credit loan                        $2,500           $2,500
        Current portion of long-term debt             7,350            7,348
        Accounts payable                             17,094           20,737
        Accrued compensation                         13,575           13,162
        Other accrued expenses                       15,735           13,230
        Derivative liabilities                          520              458
        Billings in excess of costs and earnings      6,612            6,055
               Total current liabilities             63,386           63,490
        Long-term debt                              208,826          208,860
        Pension and other postemployment benefits    11,916           11,941
               Total liabilities                    284,128          284,291
               Total stockholders' equity           166,386          163,409
               Total Liabilities and
                Stockholders' Equity               $450,514         $447,700



    Consolidated Statements of Operations
     (Unaudited)
                                                          First Quarter
    (In thousands except per share amounts)           2003             2002

    Revenue                                         $80,899          $68,393
    Cost of revenue                                  55,110           48,843
           Gross profit                              25,789           19,550

    Sales and marketing expense                       3,704            3,883
    General and administrative expense                8,125            5,520
    Research and development and
     bid and proposal expenses                        5,569            3,575
    Amortization expense                                780              217
           Income from operations                     7,611            6,355

    Interest expense                                 (3,086)          (3,831)
    Refinancing costs                                   ---          (20,696)
    Other income (expense), net                         245               21
           Income (loss) before income taxes          4,770          (18,151)

    Income tax benefit (expense)                     (1,741)           7,079
           Net income (loss)                         $3,029         ($11,072)

    Earnings (loss) per share
       - basic and diluted                            $0.14           ($0.70)

    Weighted average shares outstanding
       - basic and diluted                           21,328           15,762

    Bookings                                        $85,300          $70,300

     This unaudited information is provided for analysis purposes only.  Some account headings have been abbreviated.
     In the event of discrepancies with published financial reports, the published reports will be conclusive.


     Integrated Defense Technologies, Inc.
     Reconciliations of EBITDA to Operating income (loss)


                                                          First Quarter
    (In thousands)                                    2003             2002

    Total Company:
          EBITDA                                    $12,062           $9,284
          Depreciation and amortization              (4,451)          (2,929)

            Income from operations                   $7,611           $6,355

    Electronic Combat Systems:
          EBITDA                                     $4,920           $5,223
          Depreciation and amortization              (2,045)          (1,788)

            Income from operations                   $2,875           $3,435

    Diagnostics & Power Systems:
          EBITDA                                     $2,102           $2,177
          Depreciation and amortization                (451)            (430)

            Income from operations                   $1,651           $1,747

    Communications & Surveillance Systems:
          EBITDA                                     $4,987           $2,069
          Depreciation and amortization              (1,749)            (479)

            Income from operations                   $3,238           $1,590

    All Other:
          EBITDA                                        $53            ($185)
          Depreciation and amortization                (206)            (232)

            Loss from operations                      ($153)           ($417)

Source: Integrated Defense Technologies, Inc.